                                                                    Exhibit 23.1

                        Consent of Independent Auditors







We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 2, 2001, except for Note 16 to the consolidated financial statements as to which the date is August 28, 2001, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-62558) and related Prospectus of Principal Financial Group, Inc. dated August 29, 2001.



                                                 /s/ Ernst & Young LLP


Des Moines, Iowa
August 28, 2001